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                                                                   EXHIBIT 23(C)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Worthington Industries, Inc. on Form S-3 of our report dated February 5, 1996 on the consolidated financial statements of Dietrich Industries, Inc. and subsidiaries as of December 31, 1995 and for the year then ended, appearing in Amendment No. 1 to Current Report on Form 8-K/A of Worthington Industries, Inc. dated April 19, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
May 1, 1996